 Ex. 99.28(d)(45)(i)

Amended and Restated

Sub-Advisory Agreement

This Sub-Advisory Agreement (the “Agreement”) is effective as of the 13th day of September, 2021, and Amended and Restated effective as of the 1st day of September, 2022, by and between Jackson National Asset Management, LLC, a Michigan limited liability company (the “Adviser”), and T. Rowe Price Associates, Inc., a Maryland corporation (the “Sub-Adviser”).

Whereas, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”);

Whereas, the Sub-Adviser is registered as an investment adviser under the Advisers Act;

Whereas, the Adviser has entered into an Amended and Restated Investment Advisory and Management Agreement effective as of September 13, 2021, with JNL Series Trust (the “Trust”), an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), consisting of multiple series;

Whereas, the fund(s) listed on Schedule A hereto (each, a “Fund”) are series of the Trust; and

Whereas, the Board of Trustees of the Trust (the “Board of Trustees”) and the Adviser desire that the Adviser retain the Sub-Adviser as Adviser’s agent to render investment advisory services for the portion of each Fund’s assets allocated to the Sub-Adviser, as determined from time to time by the Adviser, in the manner and on the terms hereinafter set forth.

Now, Therefore, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.	Appointment. Subject to the approval of the Board of Trustees, Adviser represents and warrants that it has full legal power and authority to enter into this Agreement and to delegate investment advisory services, and hereby appoints Sub-Adviser to provide certain sub-investment advisory services to the Funds for the period and on the terms set forth in this Agreement, and the appointment of Sub-Adviser hereunder is permitted by Trust’s and Adviser’s governing documents and has been duly authorized by all necessary corporate or other action. Such appointment may be limited to a portion of a Fund’s assets allocated to the Sub-Adviser by the Adviser, which may be changed from time to time at the sole discretion of the Adviser. References to the “Fund” or “Funds” in this Agreement shall refer to the portion of Trust assets allocated to the Sub-Adviser by the Adviser, except where the context otherwise indicates. Adviser represents that this Agreement has been duly authorized and will be binding upon Adviser.

2.	Delivery of Documents. Adviser has or will furnish Sub-Adviser with copies properly certified or authenticated of each of the following:

a)	the Trust’s Agreement and Declaration of Trust, as filed with the Secretary of State of The Commonwealth of Massachusetts on June 1, 1994, and all amendments thereto or restatements thereof (such Declaration, as presently in effect and as it shall from time to time be amended or restated, is herein called the “Declaration of Trust”);

b)	the Trust’s By-Laws and amendments thereto;

c)	resolutions of the Board of Trustees authorizing the appointment of Sub-Adviser and approving this Agreement;

d)	the Trust’s Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission (the “SEC”) and all amendments thereto;

e)	the Trust’s Registration Statement on Form N-1A under the Securities Act of 1933, as amended (“1933 Act”) and under the 1940 Act as filed with the SEC and all amendments thereto insofar as such Registration Statement and such amendments relate to the Funds; and

f)	the Trust’s most recent prospectus and Statement of Additional Information for the Funds (collectively called the “Prospectus”).

The Adviser agrees, on an ongoing basis, to notify the Sub-Adviser in writing of each change in the fundamental and non-fundamental investment policies and restrictions of the Funds before they become effective and to provide to the Sub-Adviser as promptly as practicable copies of all amendments and supplements to the Registration Statement before filing with the (“SEC”) and amendments to the documents outlined in this paragraph.

3.	Management. Subject always to the supervision of the Board of Trustees and the Adviser, Sub-Adviser will furnish an investment program in respect of, and make investment decisions for, all assets of the Funds and place all orders for the purchase and sale of securities, including foreign or domestic securities, and other property (including, without limitation, exchange traded funds, financial futures, options of any type, commodities and commodity related notes and derivatives, swaps and forwards and other derivative instruments), all on behalf of the Funds as the Sub-Adviser shall determine in accordance with each Fund’s investment restrictions, objectives and policies set forth in the applicable Prospectus delivered by the Adviser to the Sub-Adviser. In the performance of its duties, Sub-Adviser will satisfy its fiduciary duties to the Fund (as set forth below), and will monitor the Funds’ investments, and will comply with the provisions of Trust’s Declaration of Trust and By-Laws, as amended from time to time, the Trust’s Registration Statement, as amended and filed with the SEC, and the stated investment objectives, policies and restrictions of the Funds. Sub-Adviser and Adviser will each make its officers and employees available to the other from time to time at reasonable times to review the investment policies of the Funds and to consult with each other regarding the investment affairs of the Funds. Sub-Adviser will report from time to time as reasonably requested to the Board of Trustees and to Adviser with respect to the implementation of such program. Sub-Adviser is responsible for compliance with the provisions of Section 817(h) of the Internal Revenue Code of 1986, as amended, applicable to the Funds based on the Sub-Adviser’s internal books and records.

In performing its obligations under this Agreement, the Sub-Adviser may delegate investment authority and discretion to an advisory affiliate for a Fund listed in Schedule A, provided that the Sub-Adviser shall always remain liable to the Adviser and the Fund(s) for its obligations hereunder and that the Sub-Adviser provides written notice to the Adviser before such delegation.

The Adviser acknowledges that the Sub-Adviser is not the compliance agent for the Funds or for the Adviser and does not have access to all of the Funds’ books and records necessary to perform certain compliance testing. The Adviser acknowledges that to the extent that the Sub-Adviser has agreed to perform the services specified in this Section 3 in accordance with applicable law (including subchapter L of the Internal Revenue Code of 1986, as amended (the “Code”), the 1940 Act and the Advisers Act) and in accordance with the Trust’s instrument and By-Laws, policies and determinations of the Trustees of the Trust, the Adviser, and the Fund’s Registration Statement, the Sub-Adviser shall perform such services based upon its own internal books and records with respect to the portfolio, which comprise a portion of the Fund’s books and records, and shall not be held responsible under this Agreement so long as it performs such services in accordance with this Agreement based upon such books and records and such instructions provided by the Fund or the Adviser.

In furtherance of this duty, the Sub-Adviser, on behalf of the Fund, is authorized, in its discretion and without prior consultation with the Fund or the Adviser, to:

a)	buy, sell, exchange, convert, lend, and otherwise trade in any stocks, bonds, and other securities or assets; and

b)	directly or through the trading desk of T. Rowe Price Associates, Inc. and its advisory affiliates, place orders and negotiate the commissions (if any) for the execution of transactions in securities or other assets with or through such brokers, dealers, underwriters or issuers as the Sub-Adviser may select.

Sub-Adviser will report to the Board of Trustees and to Adviser with respect to the implementation of such program.

Additionally, Sub-Adviser is authorized on behalf of the Funds to: (a) enter into, terminate or settle agreements and transactions and execute any documents (e.g., any derivatives documentation for exchange traded and over-the-counter derivatives, as applicable) in connection with its services provided hereunder which shall include any market and/or industry standard documentation and the standard representations contained therein, including, without limitation, the pre-printed form 1992 and/or 2002 ISDA Master Agreement (the “ISDA Form”) and the related Schedules, Credit Support Annexes and Confirmations (collectively, the “ISDA Master Agreement”) and the Master Securities Forward Transaction Agreement (the “MSFTA”) and the related Schedules, Annexes and Confirmations (collectively, the “MSFTA Master Agreement”) and (b) acknowledge the receipt of brokers’ risk disclosure statements, electronic trading disclosure statements and similar disclosures. The Sub-Adviser is authorized to act as agent for each Fund to negotiate, execute and deliver futures give-up agreements with brokers or dealers. In performing these services, Sub-Adviser shall be entitled to rely upon the Fund’s quarterly certification which Adviser will provide to the Sub-Adviser on or before June 13, 2012 and promptly after each calendar quarter, a form of which is attached hereto as Schedule C. The Sub-Adviser is authorized to act as agent for the Funds pursuant to any collateral control agreement the Adviser has established on behalf of the Funds in connection with an ISDA Master Agreement or MSFTA Master Agreement. The Adviser acknowledges and understands that the Funds will be bound by any such trading accounts established, and agreements and other documentation executed, by the Sub-Adviser for such investment purposes. The Sub-Adviser is not required to execute foreign currency trades through the Custodian but may, in its sole discretion and in accordance with its fiduciary duty, select the custodian or counterparties for the execution of foreign currency transactions.

The Sub-Adviser further agrees that it:

a)	will use the same skill and care in providing such services as it uses in providing services to other fiduciary accounts for which it has investment responsibilities;

b)	will conform with all applicable Rules and Regulations of the Securities and Exchange Commission in all material respects and in addition will conduct its activities under this Agreement in accordance with any applicable regulations of any governmental authority pertaining to its investment advisory activities;

c)	will provide reasonable assistance to the Adviser in connection with the foreign laws, regulations and regulatory requirements as set forth by foreign regulatory agencies, as may be applicable to the Adviser and Funds and will comply with the foreign laws, regulations and regulatory requirements with respect to the Funds as set forth by foreign regulatory agencies directly applicable to the Sub-Adviser’s investment activities in such foreign markets;

d)	will, in placing orders with broker/dealers for the purchase or sale of portfolio securities, attempt to obtain quality execution at favorable security prices; provided that, on behalf of the Fund, the Sub-Adviser may, in its discretion, agree to pay a broker/dealer that furnishes brokerage or research services as such services are defined under Section 28(e) of the Securities Exchange Act of 1934, as amended (“1934 Act”), a higher commission than that which might have been charged by another broker/dealer for effecting the same transactions, if the Sub-Adviser determines in good faith that such commission is reasonable in relation to the brokerage and research services provided by the broker/dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Sub-Adviser with respect to the accounts as to which it exercises investment discretion (as such term is defined under Section 3(a)(35) of the 1934 Act). In no instance will portfolio securities be purchased from or sold to the Sub-Adviser, or any affiliated person thereof, except in accordance with the federal securities laws and rules and regulations thereunder;

e)	may, on occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients of the Sub-Adviser, to the extent permitted by applicable laws and regulations may, but shall be under no obligation to, aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner the Sub-Adviser considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to its fiduciary obligations to the Fund and to its other clients;

f)	will report regularly to Adviser and to the Board of Trustees and will make appropriate persons available for the purpose of reviewing with representatives of Adviser and the Board of Trustees on a regular basis at reasonable times the management of the Funds, including, without limitation, review of the general investment strategies of the Funds, the performance of the Funds in relation to standard industry indices, interest rate considerations and general conditions affecting the marketplace and will provide various other reports from time to time as mutually agreed upon by both parties;

g)	will provide to the Adviser (i) a monthly compliance checklist developed for each Fund by Adviser and Sub-Adviser, and (ii) quarterly reports developed for each Fund by Adviser and Sub-Adviser; (iii) other compliance and reporting information as reasonably requested by the Adviser or the Board of Trustees from time-to-time;

h)	as a service provider to the Funds will cooperate fully with the Chief Compliance Officer of the Trust in the execution of his/her responsibilities to monitor service providers to the Funds under Rule 38a-1 under the 1940 Act, including any applicable document requests;

i)	will prepare and maintain such books and records with respect to the Funds’ securities transactions and will furnish Adviser and the Board of Trustees such periodic and special reports as mutually agreed upon by both parties;

j)	may not consult with any other sub-adviser of the Trust, if any, or the sub-advisers to any other investment company (or separate series of an investment company) managed by the Adviser concerning the Trust’s transactions in securities or other assets for any investment portfolio of the Trusts, including the Funds, except that such consultations are permitted between the current and successor sub-advisor of the Funds in order to effect an orderly transition of the sub-advisory duties so long as such consultation are not concerning transactions prohibited by Section 17(a) of the 1940 Act;

k)	will receive the research and recommendations of Adviser with respect to the investment and reinvestment of the assets of the Funds;

l)	provided the Funds’ custodian promptly forwards proxies to Sub-Adviser and consistent with its fiduciary duties to each Fund and on the Fund’s behalf, the Sub-Adviser is hereby appointed the Fund’s agent to exercise in its direction all rights and performs all duties with respect to the Fund’s right to vote (or refrain from voting), each Fund’s securities and exercise rights in corporate actions or otherwise in accordance with the Sub-Adviser’s proxy voting guidelines, as amended from time to time, which shall be provided to the Trust and the Adviser. For the avoidance of doubt, the Sub-Adviser will have full discretion in this regard and the Adviser will not attempt to influence the Sub-Adviser’s voting decisions. The Sub-Adviser further agrees to report significant shareholdings for itself and on behalf of the Fund where required by local law, rules and regulations; and may, at its discretion (subject to Sub-Adviser’s responsibility and liability under the terms of this Agreement), elect to use one or more third parties, including proxy voting services, in fulfilling its obligations hereunder; provided however, Adviser will, or will direct the Fund’s custodian to, send all proxy solicitation material and other related material, including interim reports, annual reports and other issuer mailings with respect to the Account, to Sub-Adviser or its agent;

m)	shall have no responsibility with respect to maintaining custody of the Funds’ assets. The Sub-Adviser shall not be liable for any act or omission of the Funds’ custodian;

n)	is also permitted to delegate administrative, “middle office,” and “back office” functions, including portfolio reconciliation, to any affiliate of Sub-Adviser as well as third-party service providers subject to confidentiality agreements. Any delegation to affiliates and third-party service providers, and the use of affiliated persons, shall be subject to Sub-Adviser’s responsibility and liability under the terms of this Agreement; and

o)	at its expense, will furnish: (i) all necessary facilities and personnel, including salaries, expenses, and fees of any personnel required for the Sub-Adviser to faithfully perform its duties under this Agreement; and (ii) administrative facilities, including bookkeeping, and all equipment necessary for the efficient conduct of the Sub-Adviser’s duties under this Agreement. With respect to regulatory investigations involving the Sub-Adviser or litigation in which the Sub-Adviser is a party and to which neither the Funds nor Adviser is a party, the Sub-Adviser shall be responsible for any reasonable fees or costs, subject to Sub-Adviser’s prior notification, incurred by the Funds or Adviser associated with responding to such regulatory investigations or litigation arising from or pertaining to (i) the services provided by the Sub-Adviser under the Agreement (but excluding litigation for services provided and/or fees charged by the Adviser); and (ii) the Sub-Adviser’s general business operations that require the involvement or participation of the Adviser, the Fund, and/or any Trustee of the Fund. With respect to regulatory investigations involving the Adviser or litigation in which the Adviser is a party and to which the Sub-Adviser is not a party, the Adviser shall be responsible for any reasonable fees or costs, subject to Adviser’s prior notification, incurred by the Sub-Adviser associated with responding to such regulatory investigations or litigation arising from or pertaining to (i) the services provided by the Adviser under the Agreement (but excluding litigation for services provided and/or fees charged by the Sub-Adviser); and (ii) the Adviser’s general business operations that require the involvement or participation of the Sub-Adviser. A party’s aggregate liability to the other for all costs under this section shall not exceed the lesser (i) $50,000 per Fund for each such regulatory investigation or litigation, (ii) $250,000 for all such regulatory investigations and litigations occurring within any twelve-month period, or (iii) another amount as mutually agreed by the parties. Notwithstanding the foregoing, the limitations of liability set forth above shall not apply to any indemnification obligations hereunder.

The Adviser and the Sub-Adviser each further agree that:

a)	Sub-Adviser and Adviser shall comply with all requirements of the applicable Commodity Exchange Act, as amended (“CEA”) and then-current CFTC regulations that apply to Sub-Adviser with regard to the Funds; and

b)	Sub-Adviser and Adviser shall cooperate by assisting in fulfilling any disclosure or reporting requirements applicable to the Fund under the CEA and/or then-current CFTC regulations.

The Adviser further agrees to provide the following:

a)	A list of first tier affiliates and second tier affiliates (i.e., affiliates of affiliates) of the Fund;

b)	A list of restricted securities for each Fund (including CUSIP, Sedol or other appropriate security identification); and

c)	A copy of the current compliance procedures applicable to the sub-advisory services that we provide for each Fund;

The Adviser also agrees to promptly update the above referenced items in order to ensure their accuracy, completeness and/or effectiveness.

4.	Expenses. During the term of this Agreement, Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commission, if any) purchased for the Funds.

5.	Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust’s request. Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

6.	Compensation. For the services provided and the expenses assumed pursuant to this Agreement, Adviser will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefor, a sub-advisory fee, accrued daily and payable monthly, in accordance with Schedule B hereto. From time to time, the Sub-Adviser may agree to waive or reduce some or all of the compensation to which it is entitled under this Agreement.

7.	Services to Others. Adviser understands, and has advised the Board of Trustees, that Sub-Adviser now acts, or may, in the future act, as an investment adviser to fiduciary and other managed accounts, and as investment adviser or sub-investment adviser to other investment companies. Adviser has no objection to Sub-Adviser acting in such capacitates, provided that whenever the Funds and one or more other investment advisory clients of Sub-Adviser has available funds for investment, investments suitable and appropriate for each will be allocated in a manner believed by Sub-Adviser to be equitable to each. Adviser recognizes, and has advised the Board of Trustees, that in some cases this procedure may adversely affect the size of the position that the participating Fund(s) may obtain in a particular security. In addition, Adviser understands, and has advised the Board of Trustees, that the persons employed by Sub-Adviser’s duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement will be deemed to limit or restrict the right of Sub-Adviser or any of its affiliates to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

8.	Limitation of Liability. Neither Sub-Adviser or any of its officers, directors, or employees shall be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of Sub-Adviser’s duties under this Agreement, including any error of judgment or mistake of law or for any loss suffered by the Trust or Fund, any error of fact or mistake of law contained in any report or data provided by the Sub-Adviser; acting on any instructions from the Adviser or reliance on any research or other materials provided by the Adviser, except for a loss resulting from Sub-Adviser’s willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

9.	Indemnification. Adviser and the Sub-Adviser each agree to indemnify the other against any loss or liability to such other party arising out of any action on the part of the indemnifying party which constitutes willful misfeasance, bad faith or gross negligence.

10.	Duration and Termination. The Agreement will become effective as to a Fund upon execution or, if later, on the date that initial capital for such Fund is first provided to it and, unless sooner terminated as provided herein, will continue in effect through September 30, 2023. Thereafter, if not terminated as to a Fund, this Agreement will continue from year to year through September 30th of each successive year following the initial period, for each Fund covered by this Agreement, as listed on Schedule A, provided that such continuation is specifically approved at least annually by the Board of Trustees or by vote of a majority of the outstanding voting securities of such Fund(s), and in either event approved also by a majority of the Trustees of the Trust who are not interested persons of the Trust, or of the Adviser, or of the Sub-Adviser (“Independent Trustees”). Notwithstanding the foregoing, this Agreement may be terminated as to a Fund at any time, without the payment of any penalty, by the Board of Trustees, including a majority of the Independent Trustees, or by the vote of a majority of the outstanding voting securities of each Fund, on sixty days’ written notice to the Adviser and the Sub-Adviser, or by the Adviser with the consent of the Board of Trustees (including a majority of the Independent Trustees), or on sixty days’ written notice by the Sub-Adviser to the Trust and the other party. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms “majority of the outstanding voting securities”, “interested persons” and “assignment” have the same meaning of such terms as in the 1940 Act.)

11.	Acknowledgements of Adviser.

a)	If, the Sub-Adviser is registered as a Commodity Trading Advisor under the CEA, the Adviser consents to the Sub-Adviser’s compliance with the alternative disclosure and recordkeeping standards available to exempt accounts under CFTC Rule 4.7 with respect to a Fund’s trading in commodity interests, provided that the Sub-Adviser has duly filed a notice of claim for such relief pursuant to Rule 4.7(d). The Adviser will take reasonable steps to cooperate with the Sub-Adviser in connection with establishing and maintaining such exemption under Rule 4.7, including, upon request, confirming whether a Fund is a “qualified eligible person” as defined in Rule 4.7. If the Sub-Adviser is registered with the CFTC as a CTA, it is exempt from the obligations of a registered CTA with respect to each Fund, as applicable, pursuant to CFTC Rule 4.14(a)(8).

b)	If the Adviser is excluded from the definition of a commodity pool operator under CFTC Rule 4.5 with respect to a Fund, the Adviser will furnish the Sub-Adviser with a copy of the notice of eligibility filed pursuant to Rule 4.5 (c) with respect to such exclusion, or, if more recent, the most recent annual notice affirming the basis of such eligibility that has been filed pursuant to Rule 4.5(c)(5). If the Adviser intends to register as a Commodity Trading Advisor or Commodity Pool Operator, Adviser will provide Sub-Adviser with reasonable, advance, written notice.

12.	Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

13.	Notice. All notices required to be given pursuant to this Agreement shall be delivered or mailed to the address listed below of each applicable party in person or by registered or certified mail or a private mail or delivery service providing the sender with notice of receipt or sent by electronic transmission (via e-mail) or such other address as specified in a notice duly given to the other parties. Notice shall be deemed given on the date delivered or mailed in accordance with this paragraph.

To the Adviser:	Jackson National Asset Management, LLC
225 West Wacker Drive
Suite 1200
Chicago, IL 60606
Attention: General Counsel
Email address: JNAMLegal@jackson.com

To the Sub-Adviser:	T. Rowe Price Associates, Inc.
100 East Pratt Street
Baltimore, MD 21202
Attention: Legal Subadvised
Email address: Legal_Subadvised@troweprice.com

To the Trust:	JNL Series Trust
1 Corporate Way
Lansing, MI 48951
Attention: Chief Legal Officer
Email address: JNAMLegal@jackson.com

14.	Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will be binding upon and shall inure to the benefit of the parties hereto.

The name “JNL Series Trust” and “Trustees of JNL Series Trust” refer respectively to the Trust created by, and the Trustees, as trustees but not individually or personally, acting from time to time under the Declaration of Trust, to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of the “JNL Series Trust” entered in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually but only in such capacities and are not binding upon any of the Trustees, Shareholders or representatives of Trust personally, but bind only the assets of Trust, and persons dealing with the Fund must look solely to the assets of Trust belonging to such Fund for the enforcement of any claims against Trust.

During the term of this Agreement, the Adviser shall furnish to the Sub-Adviser all prospectuses, proxy statements, reports to shareholders, sales literature, or other material prepared for distribution to shareholders of the Fund or the public, which refer to the Sub-Adviser’s name and its services in any way, or its logo, at a reasonable time prior to the use thereof, and the Adviser shall not use any such materials if the Sub-Adviser reasonably objects in writing with 48 hours (or such other time as may be mutually agreed) after receipt thereof.  Materials which have been previously approved or those that only refer to Sub-Adviser’s name or logo are not subject to such prior approval provided the Adviser shall ensure that such materials are consistent with those which were previously approved by the Sub-Adviser as referenced in the preceding sentence.

15.	Applicable Law. This Agreement shall be construed in accordance with applicable federal law and the laws of the State of Michigan.

16.	Confidential Treatment. All information and advice furnished by one party to the other party (including their respective agents, employees and representatives and the agents, employees, and representatives of any affiliates) hereunder shall be treated as confidential and shall not be disclosed to third parties, except as may be necessary to comply with applicable laws, rules and regulations, subpoenas, court orders, and as required in the administration and management of the Funds. It is understood that any information or recommendation supplied or produced by Sub-Adviser in connection with the performance of its obligations hereunder is to be regarded as confidential and for use only by the Adviser and the Trust. Without limiting the foregoing, the Adviser and the Trust will only disclose portfolio information in accordance with the Trust’s portfolio information policy as adopted by the Board of Trustees.

The confidential treatment of the information noted in this Agreement shall also apply to information shared between the Adviser and the Sub-Adviser relating to potential future funds for which the Adviser may wish to retain the Sub-Adviser’s investment advisory services.

[signature page immediately follows]

In Witness Whereof, the Adviser and the Sub-Adviser have caused this Agreement to be executed, effective September 1, 2022.

Jackson National Asset Management, LLC
/s/ Mark D. Nerud
By:
Name:	Mark D. Nerud
Title:	President and Chief Executive Officer

T. Rowe Price Associates, Inc.
/s/ Terence Baptiste
By:
Name:	Terence Baptiste
Title:	Vice President

Schedule A

Dated September 1, 2022

Funds
JNL Multi-Manager Emerging Markets Equity Fund
JNL/T. Rowe Price Balanced Fund
JNL/T. Rowe Price Capital Appreciation Fund
JNL/T. Rowe Price Established Growth Fund
JNL/T. Rowe Price Mid-Cap Growth Fund
JNL/T. Rowe Price Short-Term Bond Fund
JNL/T. Rowe Price U.S. High Yield Fund
JNL/T. Rowe Price Value Fund

A-1

Schedule B

Dated September 1, 2022

(Compensation)

JNL Multi-Manager Emerging Markets Equity Fund*(1)
[Fee Schedule Omitted]

* For the portion of the Average Daily Net Assets managed by T. Rowe Price Associates, Inc.

(1) [Omitted].

JNL/T. Rowe Price Balanced Fund(2)
Assets up to $200 million:
Average Daily Net Assets	Annual Rate
All Assets	0.375%
When assets exceed $200 million, but are less than $500 million:
Average Daily Net Assets	Annual Rate
All Assets	0.350%
When assets exceed $500 million:
Average Daily Net Assets	Annual Rate
$0 to $500 million	0.325%
Over $500 million	0.250%

(2) For the JNL/T. Rowe Price Balanced Fund, the Sub-Adviser will provide the Adviser a transitional credit to eliminate any discontinuity between the flat fee when assets are below $200 million and the flat 0.35% fee once assets reach $200 million. The credit will apply at asset level between approximately $186.7 million and $200 million.

To accommodate circumstances where the Fund’s assets fall beneath $200 million and to prevent a decline in the Fund’s assets from causing an increase in the absolute dollar fee, the Sub-Adviser will provide a transitional credit to cushion the impact of reverting to the flat 0.375% fee. The credit will be applied against the fees assessed under the existing fee schedule and will have the effect of reducing the dollar fee until assets either (a) exceed $200 million, when the flat 0.35% fee would be triggered, or (b) fall below a threshold of approximately $186.7 million, where the flat 0.375% fee would be fully re-applied.

The credit is determined by multiplying the difference between the flat 0.375% fee and the flat 0.35% fee by the difference between the current portfolio size for billing purposes and the $186.7 million threshold, divided by the difference between $200 million and the $186.7 million threshold. The credit would approach $50,000 annually when the Fund’s assets were close to $200 million and fall to zero at approximately $186.7 million.

The annualized transitional credit is determined as follows, and the appropriate portion thereof (based upon the number of days in the month) will be applied as a credit to fees assessed:

Current Portfolio Size for Billing Purposes - $186,666,666.67	X $50,000
$13,333,333.33

For the JNL/T. Rowe Price Balanced Fund, the Sub-Adviser will provide the Adviser a transitional credit to eliminate any discontinuity between the flat fee when assets are below $500 million and the flat 0.325% fee once assets reach $500 million. The credit will apply at asset level between approximately $464.3 million and $500 million.

To accommodate circumstances where the Fund’s assets fall beneath $500 million and to prevent a decline in the Fund’s assets from causing an increase in the absolute dollar fee, the Sub-Adviser will provide a transitional credit to cushion the impact of reverting to the flat 0.35% fee. The credit will be applied against the fees assessed under the existing fee schedule and will have the effect of reducing the dollar fee until assets either (a) exceed $500 million, when the flat 0.325% fee would be triggered, or (b) fall below a threshold of approximately $464.3 million, where the flat 0.35% fee would be fully re-applied.

The credit is determined by multiplying the difference between the flat 0.35% fee and the flat 0.325% fee by the difference between the current portfolio size for billing purposes and the $464.3 million threshold, divided by the difference between $500 million and the $464.3 million threshold. The credit would approach $125,000 annually when the Fund’s assets were close to $500 million and fall to zero at approximately $464.3 million.

The annualized transitional credit is determined as follows, and the appropriate portion thereof (based upon the number of days in the month) will be applied as a credit to fees assessed:

Current Portfolio Size for Billing Purposes - $464,285,714.29	X $125,000
$35,714,285.71

JNL/T. Rowe Price Capital Appreciation Fund(3)
Assets up to $500 million:
Average Daily Net Assets(4)	Annual Rate
$0 to $250 million	0.50%
$250 million to $500 million	0.40%
Assets over $500 million and up to $2 billion:
Average Daily Net Assets	Annual Rate
$0 to $1 billion	0.40%
Over $1 billion	0.35%
Assets over $2 billion and up to $3 billion:
Average Daily Net Assets	Annual Rate
$0 to $ 500 million	0.40%
Over $500 million	0.35%
When assets exceed $3 billion:
Average Daily Net Assets	Annual Rate
All Assets	0.35%

(3) For the JNL/T. Rowe Capital Appreciation Fund, the Sub-Adviser will provide the Adviser a transitional credit to eliminate any discontinuity between the tiered fee schedule and the flat fee once assets exceed $3 billion. The credit will apply at asset levels between approximately $2.93 billion and $3 billion.

To accommodate circumstances where a Fund’s assets fall beneath $3 billion and to prevent a decline in a Fund’s assets from causing an increase in the absolute dollar fee, the Sub-Adviser will provide a transitional credit to cushion the impact of reverting to the original tiered fee schedule. The credit will be applied against the fees assessed under the existing fee schedule and will have the effect of reducing the dollar fee until assets either (a) exceed $3 billion, when the flat fee would be triggered, or (b) fall below a threshold of approximately $2.93 billion, where the tiered fee schedule would be fully re-applied.

The credit is determined by multiplying the difference between the tiered fee schedule and the flat 0.35% fee schedule by the difference between the current portfolio size for billing purposes and the $2.93 billion threshold, divided by the difference between $3 billion and the $2.93 billion threshold. The credit would approach $250,000 annually when a Fund’s assets were close to $3 billion and fall to zero at approximately $2.93 billion.

The annualized transitional credit is determined as follows, and the appropriate portion thereof (based upon the number of days in the month) will be applied as a credit to fees assessed:

Current Portfolio Size for Billing Purposes – $2,928,571,429	X $250,000
$71,428,571

(4) In order to prevent the Funds from paying duplicate management fees, the net asset value of shares of the T. Rowe Price Institutional Floating Rate Fund or shares of any other T. Rowe Price institutional fund held in a Fund’s portfolio will be excluded from the Fund’s total assets in calculating the sub-advisory fees payable to the Sub-Adviser.

JNL/T. Rowe Price Established Growth Fund(5)
Assets up to $100 million:
Average Daily Net Assets	Annual Rate
$0 to $50 million	0.50%
$50 million to $100 million	0.40%
Assets over $100 million and up to $1 billion:
Average Daily Net Assets	Annual Rate
$0 to $250 million	0.40%
$250 million to $500 million	0.375%
$500 million to $1 billion	0.35%
Assets over $1 billion and up to $3 billion:
Average Daily Net Assets	Annual Rate
$0 to $3 billion	0.30%
Assets over $3 billion:
Average Daily Net Assets	Annual Rate
Over $3 billion	0.275%

(5) For the JNL/T. Rowe Price Established Growth Fund, the Sub-Adviser will provide the Adviser a transitional credit to eliminate any discontinuity between the tiered fee schedule and the flat fee once assets exceed $100 million. The credit will apply at asset levels between approximately $87.5 million and $100 million.

To accommodate circumstances where a Fund’s assets fall beneath $100 million and to prevent a decline in the Fund’s assets from causing an increase in the absolute dollar fee, the Sub-Adviser will provide a transitional credit to cushion the impact of reverting to the original tiered fee schedule.  The credit will be applied against the fees assessed under the existing fee schedule and will have the effect of reducing the dollar fee until assets either (a) exceed $100 million, when the flat fee would be triggered, or (b) fall below a threshold of approximately $87.5 million, where the tiered fee schedule would be fully re-applied.

The credit is determined by multiplying the difference between the tiered fee schedule and the flat 0.40% fee schedule by the difference between the current portfolio size for billing purposes and the $87.5 million threshold, divided by the difference between $100 million and the $87.5 million threshold.  The credit would approach $50,000 annually when a Fund’s assets were close to $100 million and fall to zero at approximately $87.5 million.

The annualized transitional credit is determined as follows, and the appropriate portion thereof (based upon the number of days in the month) will be applied as a credit to fees assessed:

Current Portfolio Size for Billing Purposes - $87,500,000	X $50,000
$12,500,000

For the JNL/T. Rowe Price Established Growth Fund, the Sub-Adviser will provide the Adviser a transitional credit to eliminate any discontinuity between the tiered fee schedule and the flat fee once assets exceed $1 billion. The credit will apply at asset levels between approximately $803.5 million and $1 billion.

To accommodate circumstances where a Fund’s assets fall beneath $1 billion and to prevent a decline in the Fund’s assets from causing an increase in the absolute dollar fee, the Sub-Adviser will provide a transitional credit to cushion the impact of reverting to the original tiered fee schedule.  The credit will be applied against the fees assessed under the existing fee schedule and will have the effect of reducing the dollar fee until assets either (a) exceed $1 billion, when the flat fee would be triggered, or (b) fall below a threshold of approximately $803.5 million, where the tiered fee schedule would be fully re-applied.

The credit is determined by multiplying the difference between the tiered fee schedule and the flat 0.30% fee schedule by the difference between the current portfolio size for billing purposes and the $803.5 million threshold, divided by the difference between $1 billion and the $803.5 million threshold.  The credit would approach $687,500 annually when a Fund’s assets were close to $1 billion and fall to zero at approximately $803.5 million.

The annualized transitional credit is determined as follows, and the appropriate portion thereof (based upon the number of days in the month) will be applied as a credit to fees assessed:

Current Portfolio Size for Billing Purposes - $803,571,428.57	X $687,500
$196,428,571.43

JNL/T. Rowe Price Mid-Cap Growth Fund(6)

Average Daily Net Assets	Annual Rate
First $50 million	0.50%
Next $950 million	0.50%
When assets exceed $1 billion:
All Assets	0.425%

(6) Fees will be paid based on assets invested in the actively managed portion of the Fund managed by T. Rowe Price, not including assets from the mid-cap growth index strategy portion of the Fund managed by Mellon Investments Corporation.

The Sub-Adviser will provide JNL a transitional credit to eliminate any discontinuity between the flat 0.5% fee and flat 0.425% fee once assets exceed $1 billion. The credit will apply at an Aggregate Asset range between approximately $850 million and $1 billion.

To accommodate circumstances where Aggregate Assets either approach or fall beneath $1 billion and to prevent a decline in Aggregate Assets from causing an increase in the absolute dollar fee, the Subadviser will provide a transitional credit to cushion the impact of reverting to the original fee schedule. The credit will be applied against the fees assessed under the existing fee schedule and will have the effect of reducing the dollar fee until Aggregate Assets either (a) exceed $1 billion, when the 0.425% flat fee would be triggered, or (b) fall below a threshold of approximately $850 million, where the 0.5% flat fee schedule would be fully re-applied.

The credit is determined by multiplying the difference between the 0.5% flat fee schedule and the flat 0.425% fee schedule by the difference between the current portfolio size for billing purposes and the $850 million threshold, divided by the difference between $1 billion and the $850 million threshold. The credit would approach $750,000 annually when Aggregate Assets were close to $1 billion and fall to zero at approximately $850 million.

The annualized transitional credit is determined as follows, and the appropriate portion thereof (based upon the number of days in the month) will be applied as a credit to fees assessed:

Current Portfolio Size for Billing Purposes - $850,000,000	X $750,000
$150,000,000

JNL/T. Rowe Price Short-Term Bond Fund(7)

Average Daily Net Assets	Annual Rate
$0 to $50 million	0.180%
$50 million to $100 million	0.150%
When assets exceed $100 million
Average Daily Net Assets	Annual Rate
All Assets	0.15%
When assets exceed $250 million
Average Daily Net Assets	Annual Rate

All Assets	0.125%
When assets exceed $500 million
Average Daily Net Assets	Annual Rate
$0 to $500 million	0.115%
Amounts over $500 million	0.10%
When assets exceed $1 billion
Average Daily Net Assets	Annual Rate
All Assets	0.10%

(7) To accommodate circumstances where a Fund’s assets fall beneath $100 million and to prevent a decline in a Fund’s assets from causing an increase in the absolute dollar fee, the Sub-Adviser will provide a transitional credit to cushion the impact of reverting to the original tiered fee schedule.  The credit will be applied against the fees assessed under the existing fee schedule and will have the effect of reducing the dollar fee until assets either (a) exceed $100 million, when the flat fee would be triggered, or (b) fall below a threshold of approximately $90 million, where the tiered fee schedule would be fully re-applied.

The credit is determined by multiplying the difference between the tiered fee schedule and the flat 0.15% fee schedule by the difference between the current portfolio size for billing purposes and the $90 million threshold, divided by the difference between $100 million and the $90 million threshold. The credit would approach $15,000 annually when a Fund’s assets were close to $100 million and fall to zero at approximately $90 million.

The annualized transitional credit is determined as follows, and the appropriate portion thereof (based upon the number of days in the month) will be applied as a credit to fees assessed:

Current Portfolio Size for Billing Purposes - $90,000,000.00	X $15,000
$10,000,000.00

To accommodate circumstances where a Fund’s assets fall beneath $250 million and to prevent a decline in a Fund’s assets from causing an increase in the absolute dollar fee, the Sub-Adviser will provide a transitional credit to cushion the impact of reverting to the original tiered fee schedule.  The credit will be applied against the fees assessed under the existing fee schedule and will have the effect of reducing the dollar fee until assets either (a) exceed $250 million, when the flat fee would be triggered, or (b) fall below a threshold of approximately $208.3 million, where the flat 0.15% fee schedule would be fully re-applied.

The credit is determined by multiplying the difference between the flat 0.15% fee schedule and the flat 0.125% fee schedule by the difference between the current portfolio size for billing purposes and the $208.3 million threshold, divided by the difference between $250 million and the $208.3 million threshold. The credit would approach $62,500 annually when a Fund’s assets were close to $250 million and fall to zero at approximately $208.3 million.

The annualized transitional credit is determined as follows, and the appropriate portion thereof (based upon the number of days in the month) will be applied as a credit to fees assessed:

Current Portfolio Size for Billing Purposes - $208,333,333.33	X $62,500
$41,666,667.67

To accommodate circumstances where a Fund’s assets fall beneath $500 million and to prevent a decline in a Fund’s assets from causing an increase in the absolute dollar fee, the Sub-Adviser will provide a transitional credit to cushion the impact of reverting to the original flat fee schedule.  The credit will be applied against the fees assessed under the existing fee schedule and will have the effect of reducing the dollar fee until assets either (a) exceed $500 million, when the tiered fee would be triggered, or (b) fall below a threshold of approximately $460 million, where the flat fee schedule would be fully re-applied.

The credit is determined by multiplying the difference between the flat 0.125% fee schedule and the tiered 0.115% fee schedule by the difference between the current portfolio size for billing purposes and the $460 million threshold, divided by the difference between $500 million and the $460 million threshold. The credit would approach $50,000 annually when a Fund’s assets were close to $500 million and fall to zero at approximately $460 million.

The annualized transitional credit is determined as follows, and the appropriate portion thereof (based upon the number of days in the month) will be applied as a credit to fees assessed:

Current Portfolio Size for Billing Purposes - $460,000,000.00	X $50,000
$40,000,000.00

To accommodate circumstances where a Fund’s assets fall beneath $1 billion and to prevent a decline in a Fund’s assets from causing an increase in the absolute dollar fee, the Sub-Adviser will provide a transitional credit to cushion the impact of reverting to the original tiered fee schedule.  The credit will be applied against the fees assessed under the existing fee schedule and will have the effect of reducing the dollar fee until assets either (a) exceed $1 billion, when the flat fee would be triggered, or (b) fall below a threshold of approximately $925 million, where the tiered fee schedule would be fully re-applied.

The credit is determined by multiplying the difference between the tiered fee schedule and the flat 0.10% fee schedule by the difference between the current portfolio size for billing purposes and the $925 million threshold, divided by the difference between $1 billion and the $925 million threshold. The credit would approach $75,000 annually when a Fund’s assets were close to $1 billion and fall to zero at approximately $925 million.

The annualized transitional credit is determined as follows, and the appropriate portion thereof (based upon the number of days in the month) will be applied as a credit to fees assessed:

Current Portfolio Size for Billing Purposes - $925,000,000.00	X $75,000
$75,000,000.00

JNL/T. Rowe Price U.S. High Yield Fund(8)
Assets up to $100 million:
Average Daily Net Assets	Annual Rate
$0 to $50 million	0.450%
$50 million to $100 million	0.350%
Assets over $100 million and up to $250 million:
Average Daily Net Assets	Annual Rate
All Assets	0.350%
Assets over $250 million and up to $500 million:
Average Daily Net Assets	Annual Rate
All Assets	0.325%
Assets over $500 million and up to $1 billion:
Average Daily Net Assets	Annual Rate
All Assets	0.300%
Assets over $1 billion to $2 billion:
Average Daily Net Assets	Annual Rate
All Assets	0.275
When assets exceed $2 billion:
Average Daily Net Assets	Annual Rate
All Assets	0.250%

(8) For the JNL/T. Rowe Price U.S. High Yield Fund, the Sub-Adviser will provide the Adviser a transitional credit to eliminate any discontinuity between the tiered fee when assets are below $100 million and the flat 0.35% fee once assets reach $100 million. The credit will apply at asset level between approximately $85.7 million and $100 million.

To accommodate circumstances where the Fund’s assets fall beneath $100 million and to prevent a decline in the Fund’s assets from causing an increase in the absolute dollar fee, the Sub-Adviser will provide a transitional credit to cushion the impact of reverting to the tiered 0.35% fee. The credit will be applied against the fees assessed under the existing fee schedule and will have the effect of reducing the dollar fee until assets either (a) exceed $100 million, when the flat 0.35% fee would be triggered, or (b) fall below a threshold of approximately $85.7 million, where the tiered 0.35% fee would be fully re-applied.

The credit is determined by multiplying the difference between the tiered 0.35% fee and the flat 0.35% fee by the difference between the current portfolio size for billing purposes and the $85.7 million threshold, divided by the difference between $100 million and the $85.7 million threshold. The credit would approach $50,000 annually when the Fund’s assets were close to $100 million and fall to zero at approximately $85.7 million.

The annualized transitional credit is determined as follows, and the appropriate portion thereof (based upon the number of days in the month) will be applied as a credit to fees assessed:

Current Portfolio Size for Billing Purposes - $85,714,285.71	X $50,000
$14,285,714.29

For the JNL/T. Rowe Price U.S. High Yield Fund, the Sub-Adviser will provide the Adviser a transitional credit to eliminate any discontinuity between the flat fee when assets are below $250 million and the flat 0.325% fee once assets reach $250 million. The credit will apply at asset level between approximately $232.1 million and $250 million.

To accommodate circumstances where the Fund’s assets fall beneath $250 million and to prevent a decline in the Fund’s assets from causing an increase in the absolute dollar fee, the Sub-Adviser will provide a transitional credit to cushion the impact of reverting to the flat 0.35% fee. The credit will be applied against the fees assessed under the existing fee schedule and will have the effect of reducing the dollar fee until assets either (a) exceed $250 million, when the flat 0.325% fee would be triggered, or (b) fall below a threshold of approximately $232.1 million, where the flat 0.35% fee would be fully re-applied.

The credit is determined by multiplying the difference between the flat 0.35% fee and the flat 0.325% fee by the difference between the current portfolio size for billing purposes and the $232.1 million threshold, divided by the difference between $250 million and the $232.1 million threshold. The credit would approach $62,500 annually when the Fund’s assets were close to $250 million and fall to zero at approximately $232.1 million.

The annualized transitional credit is determined as follows, and the appropriate portion thereof (based upon the number of days in the month) will be applied as a credit to fees assessed:

Current Portfolio Size for Billing Purposes - $232,142,857.14	X $62,500
$17,857,142.86

For the JNL/T. Rowe Price U.S. High Yield Fund, the Sub-Adviser will provide the Adviser a transitional credit to eliminate any discontinuity between the flat fee when assets are below $500 million and the flat 0.30% fee once assets reach $500 million. The credit will apply at asset level between approximately $461.5 million and $500 million.

To accommodate circumstances where the Fund’s assets fall beneath $500 million and to prevent a decline in the Fund’s assets from causing an increase in the absolute dollar fee, the Sub-Adviser will provide a transitional credit to cushion the impact of reverting to the flat 0.325% fee. The credit will be applied against the fees assessed under the existing fee schedule and will have the effect of reducing the dollar fee until assets either (a) exceed $500 million, when the flat 0.30% fee would be triggered, or (b) fall below a threshold of approximately $461.5 million, where the flat 0.325% fee would be fully re-applied.

The credit is determined by multiplying the difference between the flat 0.325% fee and the flat 0.30% fee by the difference between the current portfolio size for billing purposes and the $461.5 million threshold, divided by the difference between $500 million and the $461.5 million threshold. The credit would approach $125,000 annually when the Fund’s assets were close to $500 million and fall to zero at approximately $461.5 million.

The annualized transitional credit is determined as follows, and the appropriate portion thereof (based upon the number of days in the month) will be applied as a credit to fees assessed:

Current Portfolio Size for Billing Purposes - $461,538,461.54	X $125,000.00
$38,461,538.46

For the JNL/T. Rowe Price U.S. High Yield Fund, the Sub-Adviser will provide the Adviser a transitional credit to eliminate any discontinuity between the flat fee when assets are below $1 billion and the flat 0.275% fee once assets reach $1 billion. The credit will apply at asset level between approximately $916.7 million and $1 billion.

To accommodate circumstances where the Fund’s assets fall beneath $1 billion and to prevent a decline in the Fund’s assets from causing an increase in the absolute dollar fee, the Sub-Adviser will provide a transitional credit to cushion the impact of reverting to the flat 0.30% fee. The credit will be applied against the fees assessed under the existing fee schedule and will have the effect of reducing the dollar fee until assets either (a) exceed $1 billion, when the flat 0.275% fee would be triggered, or (b) fall below a threshold of approximately $916.7 million, where the flat 0.30% fee would be fully re-applied.

The credit is determined by multiplying the difference between the flat 0.30% fee and the flat 0.275% fee by the difference between the current portfolio size for billing purposes and the $916.7 million threshold, divided by the difference between $1 billion and the $916.7 million threshold. The credit would approach $250,000 annually when the Fund’s assets were close to $1 billion and fall to zero at approximately $916.7 million.

The annualized transitional credit is determined as follows, and the appropriate portion thereof (based upon the number of days in the month) will be applied as a credit to fees assessed:

Current Portfolio Size for Billing Purposes - $916,666,666.67	X $250,000.00
$83,333,333.33

For the JNL/T. Rowe Price U.S. High Yield Fund, the Sub-Adviser will provide the Adviser a transitional credit to eliminate any discontinuity between the flat fee when assets are below $2 billion and the flat 0.25% fee once assets reach $2 billion. The credit will apply at asset level between approximately $1.82 billion and $2 billion.

To accommodate circumstances where the Fund’s assets fall beneath $2 billion and to prevent a decline in the Fund’s assets from causing an increase in the absolute dollar fee, the Sub-Adviser will provide a transitional credit to cushion the impact of reverting to the flat 0.275% fee. The credit will be applied against the fees assessed under the existing fee schedule and will have the effect of reducing the dollar fee until assets either (a) exceed $2 billion, when the flat 0.25% fee would be triggered, or (b) fall below a threshold of approximately $.1.82 billion, where the flat 0.275% fee would be fully re-applied.

The credit is determined by multiplying the difference between the flat 0.275% fee and the flat 0.25% fee by the difference between the current portfolio size for billing purposes and the $1.82 billion threshold, divided by the difference between $2 billion and the $1.82 billion threshold. The credit would approach $500,000 annually when the Fund’s assets were close to $2 billion and fall to zero at approximately $1.82 billion.

The annualized transitional credit is determined as follows, and the appropriate portion thereof (based upon the number of days in the month) will be applied as a credit to fees assessed:

Current Portfolio Size for Billing Purposes - $1,818,181,818.18	X $500,000.00
$181,818,181.82

JNL/T. Rowe Price Value Fund(9)
Assets up to $100 million:
Average Daily Net Assets	Annual Rate
$0 to $50 million	.475%
$50 million to $100 million	.425%
When assets exceed $100 million, but are less than $200 million:
Average Daily Net Assets	Annual Rate
All Assets	.375%
When assets exceed $200 million, but are less than $500 million:
Average Daily Net Assets	Annual Rate
All Assets	.325%
When assets exceed $500 million, but are less than $1 billion:
Average Daily Net Assets	Annual Rate
$0 to $500 million	.300%
$500 million to $1 billion	.275%

When assets exceed $1 billion, but are less than $1.5 billion:
Average Daily Net Assets	Annual Rate
All Assets	.275%
When assets exceed $1.5 billion, but are less than $2 million:
Average Daily Net Assets	Annual Rate
All Assets	.250%
When assets exceed $2 billion, but are less than $3 million:
Average Daily Net Assets	Annual Rate
All Assets	.245%
When assets exceed $3 billion, but are less than $4 million:
Average Daily Net Assets	Annual Rate
All Assets	.240%
When assets exceed $4 billion, but are less than $5.5 million:
Average Daily Net Assets	Annual Rate
All Assets	.230%
When assets exceed $5.5 billion, but are less than $7.5 million:
Average Daily Net Assets	Annual Rate
All Assets	.225%
When assets exceed $7.5 billion:
Average Daily Net Assets	Annual Rate
All Assets	.220%

(9) For the JNL/T. Rowe Price Value Fund, the Sub-Adviser will provide the Adviser a transitional credit to eliminate any discontinuity between the flat fee schedule when net assets are below $1.5 billion and the flat fee once assets reach $1.5 billion. The credit will apply at asset levels between $1.375 billion and $1.5 billion.

To accommodate circumstances where the Portfolio’s assets fall beneath $1.5 billion and to prevent a decline in the Portfolios’ assets from causing an increase in the absolute dollar fee, the Sub-Adviser will provide a transitional credit to cushion the impact of reverting to the flat 0.275% fee schedule.  The credit will be applied against the fees assessed under the existing fee schedule and will have the effect of reducing the dollar fee until assets either (a) exceed $1.5 billion, when the flat 0.25% bps fee would be triggered, or (b) fall below a threshold of approximately $1.364 billion, where the flat 0.275% fee schedule would be fully re-applied.

The credit is determined by multiplying the difference between the flat 0.275% fee schedule and the flat 0.25% fee schedule by the difference between $1.364 billion and the current portfolio size for billing purposes, divided by the difference between the $1.5 billion and the $1.364 billion threshold.  The credit would approach $375,000 annually when the T. Rowe Price Large Cap Value Portfolio’s assets were close to $1.5 billion and fall to zero at approximately $1.364 billion.

The annualized transitional credit is determined as follows, and the appropriate portion thereof (based upon the number of days in the month) will be applied as a credit to fees assessed:

Current Portfolio Size for Billing Purposes - $1,363,636,363	X $375,000
$136,363,636

For the JNL/T. Rowe Price Value Fund, the Sub-Adviser will provide the Adviser a transitional credit to eliminate any discontinuity between the flat fee when net assets are below $2 billion and the flat fee once assets reach $2 billion. The credit will apply at asset levels between approximately $1.96 billion and $2 billion.

To accommodate circumstances where the Fund’s assets fall beneath $2 billion and to prevent a decline in the Fund’s assets from causing an increase in the absolute dollar fee, the Sub-Adviser will provide a transitional credit to cushion the impact of reverting to the flat 0.250% fee.  The credit will be applied against the fees assessed under the existing fee schedule and will have the effect of reducing the dollar fee until assets either (a) exceed $2 billion, when the flat 0.245% fee would be triggered, or (b) fall below a threshold of approximately $1.96 billion, where the flat 0.250% fee would be fully re-applied.

The credit is determined by multiplying the difference between the flat 0.250% fee and the flat 0.245% fee by the difference between the current portfolio size for billing purposes and the $1.96 billion, divided by the difference between $2 billion and the $1.96 billion threshold.  The credit would approach $100,000 annually when the Fund’s assets were close to $2 billion and fall to zero at approximately $1.96 billion.

The annualized transitional credit is determined as follows, and the appropriate portion thereof (based upon the number of days in the month) will be applied as a credit to fees assessed:

Current Portfolio Size for Billing Purposes - $1,960,000,000	X $100,000
$40,000,000

For the JNL/T. Rowe Price Value Fund, the Sub-Adviser will provide the Adviser a transitional credit to eliminate any discontinuity between the flat fee when net assets are below $3 billion and the flat fee once assets reach $3 billion. The credit will apply at asset levels between approximately $2.94 billion and $3 billion.

To accommodate circumstances where the Fund’s assets fall beneath $3 billion and to prevent a decline in the Fund’s assets from causing an increase in the absolute dollar fee, the Sub-Adviser will provide a transitional credit to cushion the impact of reverting to the flat 0.245% fee.  The credit will be applied against the fees assessed under the existing fee schedule and will have the effect of reducing the dollar fee until assets either (a) exceed $3 billion, when the flat 0.240% fee would be triggered, or (b) fall below a threshold of approximately $2.94 billion, where the flat 0.245% fee would be fully re-applied.

The credit is determined by multiplying the difference between the flat 0.245% fee and the flat 0.240% fee by the difference between the current portfolio size for billing purposes and the $2.94 billion, divided by the difference between $3 billion and the $2.94 billion threshold.  The credit would approach $150,000 annually when the Fund’s assets were close to $3 billion and fall to zero at approximately $2.94 billion.

The annualized transitional credit is determined as follows, and the appropriate portion thereof (based upon the number of days in the month) will be applied as a credit to fees assessed:

Current Portfolio Size for Billing Purposes - $2,938,775,510.20	X $150,000
$61,224,489.80

For the JNL/T. Rowe Price Value Fund, the Sub-Adviser will provide the Adviser a transitional credit to eliminate any discontinuity between the flat fee when net assets are below $4 billion and the flat fee once assets reach $4 billion. The credit will apply at asset levels between approximately $3.83 billion and $4 billion.

To accommodate circumstances where the Fund’s assets fall beneath $4 billion and to prevent a decline in the Fund’s assets from causing an increase in the absolute dollar fee, the Sub-Adviser will provide a transitional credit to cushion the impact of reverting to the flat 0.240% fee.  The credit will be applied against the fees assessed under the existing fee schedule and will have the effect of reducing the dollar fee until assets either (a) exceed $4 billion, when the flat 0.230% fee would be triggered, or (b) fall below a threshold of approximately $3.83 billion, where the flat 0.240% fee would be fully re-applied.

The credit is determined by multiplying the difference between the flat 0.240% fee and the flat 0.230% fee by the difference between the current portfolio size for billing purposes and the $3.83 billion, divided by the difference between $4 billion and the $3.83 billion threshold.  The credit would approach $400,000 annually when the Fund’s assets were close to $4 billion and fall to zero at approximately $3.83 billion.

The annualized transitional credit is determined as follows, and the appropriate portion thereof (based upon the number of days in the month) will be applied as a credit to fees assessed:

Current Portfolio Size for Billing Purposes - $3,833,333,333.33	X $400,000
$166,666,666.67

For the JNL/T. Rowe Price Value Fund, the Sub-Adviser will provide the Adviser a transitional credit to eliminate any discontinuity between the flat fee when net assets are below $5.5 billion and the flat fee once assets reach $5.5 billion. The credit will apply at asset levels between approximately $5.38 billion and $5.5 billion.

To accommodate circumstances where the Fund’s assets fall beneath $5.5 billion and to prevent a decline in the Fund’s assets from causing an increase in the absolute dollar fee, the Sub-Adviser will provide a transitional credit to cushion the impact of reverting to the flat 0.230% fee.  The credit will be applied against the fees assessed under the existing fee schedule and will have the effect of reducing the dollar fee until assets either (a) exceed $5.5 billion, when the flat 0.225% fee would be triggered, or (b) fall below a threshold of approximately $5.38 billion, where the flat 0.230% fee would be fully re-applied.

The credit is determined by multiplying the difference between the flat 0.230% fee and the flat 0.225% fee by the difference between the current portfolio size for billing purposes and the $5.38 billion, divided by the difference between $5.5 billion and the $5.38 billion threshold.  The credit would approach $275,000 annually when the Fund’s assets were close to $5.5 billion and fall to zero at approximately $5.38 billion.

The annualized transitional credit is determined as follows, and the appropriate portion thereof (based upon the number of days in the month) will be applied as a credit to fees assessed:

Current Portfolio Size for Billing Purposes - $5,380,434,782.61	X $275,000
$119,565,217.39

For the JNL/T. Rowe Price Value Fund, the Sub-Adviser will provide the Adviser a transitional credit to eliminate any discontinuity between the flat fee when net assets are below $7.5 billion and the flat fee once assets reach $7.5 billion. The credit will apply at asset levels between approximately $7.33 billion and $7.5 billion.

To accommodate circumstances where the Fund’s assets fall beneath $7.5 billion and to prevent a decline in the Fund’s assets from causing an increase in the absolute dollar fee, the Sub-Adviser will provide a transitional credit to cushion the impact of reverting to the flat 0.225% fee.  The credit will be applied against the fees assessed under the existing fee schedule and will have the effect of reducing the dollar fee until assets either (a) exceed $7.5 billion, when the flat 0.220% fee would be triggered, or (b) fall below a threshold of approximately $7.33 billion, where the flat 0.225% fee would be fully re-applied.

The credit is determined by multiplying the difference between the flat 0.225% fee and the flat 0.220% fee by the difference between the current portfolio size for billing purposes and the $7.33 billion, divided by the difference between $7.5 billion and the $7.33 billion threshold.  The credit would approach $375,000 annually when the Fund’s assets were close to $7.5 billion and fall to zero at approximately $7.33 billion.

The annualized transitional credit is determined as follows, and the appropriate portion thereof (based upon the number of days in the month) will be applied as a credit to fees assessed:

Current Portfolio Size for Billing Purposes - $7,333,333,333.33	X $375,000
$166,666,666.67

Schedule C

Dated September 1, 2022

Quarterly Certificate of Jackson National Asset Management, LLC

The undersigned, Jackson National Asset Management (the “Adviser”), in its role as the investment adviser for the JNL Series Trust (the “Trust”), is providing this certification to T. Rowe Price Associates, Inc. (the “Sub-Adviser”), acting as a sub-adviser to certain investment portfolios of the Trust (each, a “Fund” and collectively, the “Funds”) pursuant to the Sub-Advisory Agreement dated September 1, 2022 between the Adviser, the Sub-Adviser and the Trust, as amended from time to time (the “Sub-Advisory Agreement”) and acknowledges that the Sub-Adviser is entitled to rely upon it. Any capitalized term not defined herein or in the Sub-Advisory Agreement shall have the meaning ascribed to it in the ISDA Master Agreement and/or the MSFTA Master Agreement, as applicable.

The Adviser certifies and confirms that each of the representations and warranties set forth below is true and correct as of the date noted below.

1.	No action has been taken by the SEC or state securities regulators to suspend or revoke any Fund’s registration or which could result in the issuance of a stop order with respect to the applicable Registration Statement, and, no investigation or proceeding has been commenced by any regulatory authority that is reasonably likely to materially adversely affect such Fund’s ability to perform its obligations under the ISDA Master Agreement, MSFTA Master Agreement or any Transaction under such agreements.

2.	No actions have been taken or proposed by anyone (including any Fund’s shareholders) to submit to a Fund’s shareholders any change to (i) such Fund’s classification under Section 5 of the 1940 Act, (ii) such Fund’s Investment Guidelines or governing documents regarding the use of derivatives or (iii) any matter requiring the vote of such Fund’s shareholders under Section 13 of the 1940 Act, in each case, which could reasonably be expected to materially adversely affect any ISDA Master Agreement, MSFTA Master Agreement or any Transaction under such agreements.

Certification as of September 1, 2022

Jackson National Asset Management, LLC
/s/ Mark D. Nerud
By:
Name:	Mark D. Nerud
Title:	President and Chief Executive Officer

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